POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of

Mark W. Peterson, Patricia M. Whaley, Robert G. Uecker, Jr., Jeffrey J. LaValle and Kenneth V. Hallett, signing singly,

and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Rexnord Corporation

(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), Form 144 in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144") and any other forms or reports, including, but not limited to, a Form ID, that the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or other form or report, complete and execute any amendment or amendments thereto and timely file such form or report with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

       This Power of Attorney revokes any previous Power of Attorney filed with the Company for the purposes set forth herein and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless expressly revoked before that time.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of July, 2014.

                             /s/ Kevin J. Zaba
                            Kevin J. Zaba